Exhibit 22

Subsidiaries of the Registrant

Optek International, Inc. (Texas)
OTX corporation (Texas)
Semiconductores Opticos, S.a. de C.V. (Mexico)
Optron de mexico, S.A. de C.V. (Mexico)